                                                               Exhibit 99.485(b)

VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY


                                       April 29, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Kemper Target Equity Fund
          -------------------------

To The Commission:

      We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 24 to the Fund's registration statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485, we hereby represent that such amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) thereof.

                                       Very truly yours,


                                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ